Exhibit 99.1
Press Release Dated June 19, 2012

Two Rivers Completes First Phase of Acquisition and Lease of Dionisio Farms and Produce Business

DENVER – June 19, 2012 – Two Rivers Water Company (OTC QB: TURV) (http://www.2riverswater.com) announced today that it has completed the first phase of a two-phase purchase of Dionisio Produce & Farms, LLC.  According to the terms of the agreements, Two Rivers purchased 146 acres and leased 258 acres, 83 of which are subject to a 20-year lease.  As part of the transaction, the Company also purchased 146 shares of the Bessemer Ditch Company and two supplemental ground water wells.  In the second phase of the transaction, scheduled to close later this year, the Company will acquire equipment and other Dionisio operating assets.  Two Rivers will continue to operate the produce business under the respected Dionisio brand name.  Russ Dionisio, a third generation farmer, has joined Two Rivers as an employee and will continue to farm and manage the produce business.

The Dionisio acquisition illustrates the Company’s synergistic business model for acquiring, developing and operating high-yield irrigated farmland to generate dependable, recurring agricultural revenue to support Company operations while developing more long-term agriculture-friendly water solutions.  The cost of the first phase of the Dionisio acquisition was $1,500,000, of which $900,000 was community bank financed and $600,000 was paid in cash.  The acquisition is projected to generate $1,350,000 in farm revenues for 2012.

In addition, the Dionisio experience, brand and reputation provide Two Rivers Water Company with immediate access to the higher value, whole food, human-consumption produce markets.  As the Company develops additional water resources to support the Huerfano-Cucharas Irrigation Company (HCIC) ditch system, located just a few miles south of the Dionisio farms, Two Rivers plans to expand the Dionisio higher value crop operations to portions of the 25,000 acres accessible to the HCIC water systems.  The Company already owns 91% of the HCIC and manages access to water in the Huerfano/Cucharas watershed through control of senior water rights, reservoirs, and two historic distribution ditches.

Finally, acquiring farmland and shares under the Bessemer Ditch further balances and adds depth to its existing farming and water portfolio.  The Bessemer Ditch Company has senior water rights on the Arkansas River and stores water in the Pueblo Reservoir.

John McKowen, the Company’s Chairman and CEO stated, “Two Rivers is very pleased to complete this strategic acquisition.  Through three generations, Dionisio Produce & Farms has represented the highest standards of farming and produce in the Arkansas Valley.”

ABOUT TWO RIVERS WATER COMPANY

Two Rivers Water Company acquires and develops high yield irrigated farmland and associated water rights in the western United States, and is presently focusing on the Arkansas River basin in southern Colorado.  At the present time, the Company grows a diverse variety of crops, ranging from fodder crops like alfalfa and corn to vegetables for human consumption, on high-yield irrigated farmland in Huerfano and Pueblo Counties.  The Company practices state-of-the-art conservation irrigation and rotational farm fallowing on its irrigated farmland as part of its sustainable farm practice.  This business model enables the Company to make a reliable portion of its water resources available for future municipal use along Colorado’s Front Range while expanding and sustaining the agricultural economy in the Arkansas River basin.  We are aggressively expanding operations to develop our business in southern Colorado with a view to the future implementation of this business model in other areas in the arid West.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that they will prove to be accurate.

CONTACT:

Two Rivers Water Company

John McKowen, CEO

(303) 222-1000

jmckowen@2riverswater.com

The Investor Relations Group
Dillon Heins
212.825.3210

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